Exhibit 99.1

Oranco, Inc. Officially Launches Blockchain-Powered Anti-Counterfeiting Laser Recognition Proprietary Technology and E-Commerce Trading Platform

Fenyang City, China, December 6, 2019 /GlobeNewswire/ -- Oranco, Inc. (“Oranco” or the “Company”) (OTC: ORNC), a company engaged in marketing and wholesale of self-branded liquors and wines in China, announced today that the Company officially launched its blockchain-based anti-counterfeiting laser recognition proprietary technology (the “Huaxin Cellar Blockchain ”) and E-Commerce Trading Platform powered by the Huaxin Cellar Blockchain (the “Platform”).

As previously disclosed on press release issued on September 27, 2019, the Huaxin Cellar Blockchain had finished its testing phase and the Company planned to launch the Huaxin Cellar Blockchain platform soon.

Huaxin Cellar Blockchain offers the following advantages in terms of securing the authenticity of the Company’s alcoholic beverage products: tamper-proof transaction information, traceable circulation records, and permanent certificates records. The Platform offers a high-end online and offline ecological system for alcoholic beverages transactions, increasing customers’ confidence in their spirits and wine purchases by offering transparent pricing and reliable shopping channels.

Mr. Peng Yang, President of Oranco, Inc., commented, “Powered by Huaxin Cellar Blockchain, the Platform is a full-service system covering all transactions from manufacturers to buyers. It offers services such as product authentication, product registration, circulation information tracking, B2C and C2C transaction support, product pick-ups, and real-time trading. We believe that the Platform will serve as an exemplar model for reliable trading of premium and collectible alcoholic beverages online. It will guarantee the authenticity of our premium and collectible products while enhancing our customers’ trust and goodwill.”

Mr. Yang continued, “Currently, the Platform connects to AliAuctions and WeChat, which will enable us to serve a large number of customers. Through the Platform, we expect to expand our online sales channels, which will increase the number of our customers and improve the Company's brand awareness and value.”

About Oranco, Inc.

Headquartered in Fenyang City, China, Oranco, Inc. (OTC: ORNC), is engaged in the alcohol marketing and wholesale business in China. We currently focus our business on the sale of self-branded Fenjiu liquor and imported wines. Our goal is to promote premium alcoholic beverages to China’s population. We aim to achieve this goal by catering to the ever-evolving tastes in alcohol through our creative marketing strategies and innovative product designs that target different age groups in China. Oranco, Inc. has developed various innovative products, such as its “Dagangjiu” (translated as “Big Jar Liquor”), and is effective in capturing the attention of different age groups of Chinese consumers. We are constantly renovating traditional Chinese culture to attract various age and cultural groups in China.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the Securities and Exchange Commission.

Contact Information

For investor and media inquiries please contact:

Email: Oranco@surerich-invest.com